EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Annual Report of Coastal Caribbean Oils & Minerals, Ltd. (the "Company") on Form 10-K/A for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Phillip W. Ware, Chief Executive Officer and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: January 31, 2007	By:	/s/ Phillip W. Ware
Phillip W. Ware President, Chief Executive Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Coastal Caribbean Oils & Minerals, Ltd. and will be retained by Coastal Caribbean Oils & Minerals, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.